                       Notice of Guaranteed Delivery for
                       Tender of Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)
                                      of
                            The Earthgrains Company
                                      to
                             SLC Acquisition Corp.
                         a wholly owned subsidiary of
                             Sara Lee Corporation
                   (Not to be used for signature guarantees)

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON TUESDAY, JULY 31, 2001, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services LLC (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                         Mellon Investor Services LLC

        BY MAIL:             BY OVERNIGHT COURIER:            BY HAND:
Mellon Investor Services   Mellon Investor Services   Mellon Investor Services
           LLC                        LLC                        LLC
     Reorganization             Reorganization             Reorganization
       Department                 Department                 Department
       PO Box 3301            85 Challenger Road            120 Broadway
  South Hackensack, NJ         Mail Stop--Reorg              13th Floor
          07606               Ridgefield Park, NJ        New York, NY 10271
                                     07660

                          BY FACSIMILE TRANSMISSION:
                       (for eligible institutions only)
                                (201) 296-4293

                        CONFIRM FACSIMILE BY TELEPHONE:
                                (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to SLC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 3, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, of The Earthgrains Company, a Delaware corporation (the "Company"), including the associated rights to purchase preferred stock (collectively, the "Shares"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.


                                          Name(s) of Record Holder(s)
 Number of Shares Tendered: _________     ____________________________________

 Certificate No(s) (if available):        ____________________________________
                                                     (please print)
 ____________________________________

                                          Address(es):
 ____________________________________

                                          ____________________________________
 [_]Check if securities will be
    tendered by book-entry transfer       ____________________________________

                                                                    (Zip Code)
 Name of Tendering Institution:           Area Code and Telephone No.(s):
                                          ____________________________________
 ____________________________________     Signature(s)

 Account No.: _______________________     ____________________________________

 Dated: _______________________, 2001     ____________________________________



                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


 Name of Firm: _______________________________________________________________

           ___________________________________________________________________
                            (Authorized Signature)

 Address: ____________________________________________________________________

     ______________________________________________________________________
                                   Zip Code

 Title: ______________________________________________________________________

 Name: _______________________________________________________________________
                            (Please type or print)

 Area Code and Tel. No. ______________________________________________________


 Date: _________________________, 2001


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.